UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
LEVITT CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Suspension of Trading Under Registrant’s Employee Benefit Plan
SIGNATURES
EXHIBIT INDEX
EX-99.1 NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS

Item 5.04 Suspension of Trading Under Registrant’s Employee Benefit Plan
     Levitt Corporation (“Levitt”) recently retained ING as the new investment and service provider for Levitt’s 401(k) plan (the “401(k) Plan”). As a result of the retention of a new service provider, a conversion period is necessary to transition account and 401(k) Plan records. On October 14, 2005, Levitt sent a notice to each of its employees informing them that in connection with the conversion, there would be a blackout period under the 401(k) Plan during which no individual account transactions can be processed. This blackout period is expected to begin on November 16, 2005 and is expected to end January 6, 2006.
     During the blackout period, the directors and executive officers of Levitt will be prohibited from directly or indirectly purchasing, selling or otherwise transferring certain equity securities of Levitt as described in the below-mentioned notice.
     A copy of the notice sent to Levitt’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION
Date: October 31, 2005	By:	/s/ George P. Scanlon
		Name:	George P. Scanlon
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Notice to Directors and Executive Officers.